Exhibit (n)

AMENDED AND RESTATED

MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

OF

SALIENT MF TRUST AND FORWARD FUNDS

This Amended and Restated Multiple Class Plan (the “Plan”) is adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), on behalf of each of Salient MF Trust and Forward Funds (each a “Trust” and collectively, the “Trusts”) and each series of the Trusts listed on Appendix A and any series of the Trusts that may be established in the future and added to such appendix (each, a “Fund” and collectively, the “Funds”).

A.	GENERAL DESCRIPTION OF CLASSES THAT ARE OFFERED:

Each Fund offers classes of its shares as listed in Appendix A; such classes may include: Class A shares, Class I2 shares, Class C shares, Class I shares, Class F shares, and Class R6 shares (each a “Class”). Sales charges, distribution fees and/or service fees, if any, for each Class of shares shall be calculated and paid in accordance with the terms of the then-effective plan pursuant to Rule 12b-1 under the 1940 Act of the applicable class. A general description of the fees applicable to each Class of shares is set forth below. Sales charges, distribution and/or service fees currently authorized are as set forth in each Fund’s prospectus and statement of additional information (together, the “Prospectus”). Each class may also be subject to such investment minimums and other conditions of eligibility as are set forth in the Prospectus as from time to time.

1. Class A Shares. Class A shares of each Fund are offered at their per share net asset value plus a front-end sales charge as set forth in the Prospectus from time to time, which may be increased, reduced or eliminated in any manner not prohibited by the 1940 Act. Class A shares of each Fund are subject to an annual distribution and/or service fee in accordance with the then-effective plan adopted pursuant to Rule 12b-1 under the 1940 Act for Class A shares.

Class A shares that are not subject to a front-end sales charge may be subject to a contingent deferred sales charge (“CDSC”) for the CDSC period specified in the Prospectus. The amount of the CDSC and the CDSC period may be different for each Fund. The CDSC rate for each series shall be recommended by the advisor to the applicable Fund (each an “Advisor”) and approved by the board of trustees of the Trusts (each individual member thereof, a “Trustee” and collectively, the “Board of Trustees”). The CDSC rates and CDSC period are to be disclosed in the Prospectus and may be decreased at the discretion of the applicable Advisor under circumstances previously approved by the Trustees and disclosed in the Prospectus and as allowed under Rule 6c-10 under the 1940 Act, but may not be increased beyond the amount set forth in the Prospectus unless approved by the affirmative vote of a majority (as defined in the 1940 Act) of the Trustees of the Fund. The distributor of a Fund may in its discretion waive a CDSC otherwise due upon the redemption of shares of any Class under circumstances previously approved by the Trustees and disclosed in the Prospectus and as allowed under Rule 6c-10 under the 1940 Act.

2. Class C Shares. Class C shares of each Fund are offered at their per share net asset value without a front-end sales load. Class C shares of each Fund are subject to an annual distribution and/or service fee in accordance with the then-effective plan adopted pursuant to Rule 12b-1 under the 1940 Act for Class C shares.

Class C shares may be subject to a CDSC in the amount and for the CDSC period specified in the Prospectus. The amount of the CDSC and the CDSC period may be different for each Fund. The CDSC rate for each series shall be recommended by the Advisor and approved by the Trustees. The CDSC rates and CDSC period are to be disclosed in the Prospectus and may be decreased at the discretion of the applicable Advisor under circumstances previously approved by the Trustees and disclosed in the Prospectus and as allowed under Rule 6c-10 under the 1940 Act, but may not be increased beyond the amount set forth in the Prospectus unless approved by the affirmative vote of a majority (as defined in the 1940 Act) of the Trustees of the Fund. The distributor of a Fund may in its discretion waive a CDSC otherwise due upon the redemption of shares of any Class under circumstances previously approved by the Trustees and disclosed in the Prospectus and as allowed under Rule 6c-10 under the 1940 Act.

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3. Class I Shares (Institutional Class). Class I (Institutional Class) shares of each Fund are offered at their per share net asset value without a front-end sales load and are not subject to any annual distribution and/or service fee.

4. Class F Shares. Class F shares are available only to legacy shareholders of Broadmark Tactical Plus Fund who initially acquired Class F shares in conjunction with the combination of such Fund into Salient Broadmark Tactical Plus Fund (now Salient Tactical Plus Fund). Only such legacy shareholders may purchase additional Class F shares. Class F shares have no front-end sales load and are not subject to any annual distribution and/or service fee.

5. Class R6. Class R6 shares of each Fund are offered at their per share net asset value without a front-end sales load and are not subject to any annual distribution and/or service fee. In addition, Class R6 shares are not subject to any supermarket, sub-transfer agent or similar fees or expenses.

6. Class I2. Class I2 shares are offered at their per share net asset value plus a front-end sales charge as set forth in the Prospectus from time to time, which may be increased, reduced or eliminated in any manner not prohibited by the 1940 Act. Class I2 shares are not subject to any annual distribution and/or service fee, are not subject to any supermarket, sub-transfer agent or similar fees or expenses.

7. Investor Class. Investor Class shares of each Fund are offered at their per share net asset value without a front-end sales load. Investor Class shares of each Fund are subject to an annual distribution and/or service fee in accordance with the then-effective plan adopted pursuant to Rule 12b-1 under the 1940 Act for Investor Class shares.

B.	EXPENSE ALLOCATION OF EACH CLASS:

Certain expenses may be attributable to a particular Class of shares of each Fund (“Class Expenses”). Class Expenses are charged directly to the net assets of the particular Class and, thus, are borne on a pro rata basis by the outstanding shares of that Class.

In addition to any distribution and/or service fees, administrative fees, or accounting and other services fees described in the Prospectus, each Class may, by action of the Board of Trustees or its delegate, also pay a different amount of the following expenses:

(1)	legal, printing and postage expenses related to preparing and distributing to current shareholders of a specific Class materials such as shareholder reports, prospectuses, and proxies;

(2)	Blue Sky fees incurred by a specific Class;

(3)	SEC registration fees and regulatory expenses, including filing fees, incurred by a specific Class;

(4)	expenses of administrative personnel and services required to support the shareholders of a specific Class;

(5)	Trustees’ fees incurred as a result of issues relating to a specific Class;

(6)	Auditors’ fees, litigation expenses, and other legal fees and expenses relating to a specific Class;

(7)	incremental transfer agent fees and shareholder servicing expenses identified as being attributable to a specific Class;

(8)	account expenses relating solely to a specific Class;

(9)	expenses incurred in connection with any shareholder meetings as a result of issues relating to a specific Class; and

(10)	any such other expenses actually incurred in a different amount by a Class or related to a Class’ receipt of services of a different kind or to a different degree than another Class.

Each Class may, at the Board of Trustees’ discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Fund’s assets, if these expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a

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different degree than other Classes. All other expenses will be allocated to each Class on the basis of the net asset value of that Class in relation to the net asset value of the particular Fund. However, any Fund which may hereafter be established to operate as a money market fund in reliance on Rule 2a-7 under the 1940 Act and which will make daily distributions of its net investment income, may allocate such other expenses to each share regardless of Class, or based on relative net assets (i.e., settled shares), as permitted by Rule 18f-3(c)(2) under the 1940 Act.

Any Fund income, gain, loss and expenses not allocated to specific Classes as described above shall be charged to the Fund and allocated to each Class of the Fund in a manner consistent with Rule 18f-3(c)(1)(iii) under the 1940 Act.

C.	VOTING RIGHTS:

Each Class of shares governed by this Plan (i) shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement; and (ii) shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class.

D.	EXCHANGE AND CONVERSION FEATURES:

Exchange Features

A shareholder may exchange shares of any Fund for shares of a different Class of the same Fund (provided the minimum initial investment is met or waived) in an account with identical registration on the basis of their respective net asset values as set forth in the Fund’s current registration statement. A shareholder may exchange shares of any Fund for either shares of the same Class or a different Class (provided the minimum initial investment is met or waived) of any other Fund in an account with identical registration on the basis of their respective net asset values as set forth in the Fund’s current registration statement.

Conversion Features

Any Class of shares may be converted into another Class of shares only with the prior approval of the Board of Trustees. All conversions pursuant to this section shall not be subject to any sales charge or other fee.

E.	CLASS DESIGNATION:

Subject to approval by the Board of Trustees, each Fund may alter the nomenclature for the designations of one or more of its Classes of shares.

F.	DATE OF EFFECTIVENESS:

This Multiple Class Plan is effective on May 1, 2017, provided that this Plan shall not become effective with respect to the Trusts unless such action has first been approved by the vote of a majority of the Board of Trustees and by vote of a majority of those Trustees who are not “interested persons” (as defined in the 1940 Act) of the Trust (the “Independent Trustees”).

G.	AMENDMENT OF PLAN:

Any material amendment to this Plan shall become effective upon approval by a vote of at least a majority of the Trustees, including a majority of the Independent Trustees, which vote shall have found that this Plan as proposed to be amended, including expense allocations, is in the best interests of each class individually and of the Fund as a whole; or upon such other date as the Trustees shall determine. No vote of shareholders shall be required for such amendment to the Plan.

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H.	SEVERABILITY:

If any provision of this Plan is held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.

Last Amended as of April 27, 2017.

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Appendix A

Salient MF Trust

Salient MLP & Energy Infrastructure Fund

Class A

Class C

Class I

Class R6

Salient Adaptive Growth Fund

Class A

Class C

Class I

Salient Tactical Plus Fund

Class A

Class C

Class I

Class F

Salient Trend Fund

Class A

Class C

Class I

Forward Funds

Salient Adaptive Balanced Fund

Investor Class

Institutional Class

Class A

Class C

Salient Adaptive Income Fund

Investor Class

Institutional Class

Class A

Class C

Salient Adaptive US Equity Fund

Investor Class

Institutional Class

Salient EM Infrastructure Fund

Investor Class

Institutional Class

Class A

Class C

Class I2

Salient International Dividend Signal Fund

Investor Class

Institutional Class

Class A

Class C

Class I2

Exhibit (n)

Salient International Real Estate Fund

Investor Class

Institutional Class

Class A

Class C

Class I2

Salient International Small Cap Fund

Investor Class

Institutional Class

Class C

Class I2

Salient Real Estate Fund

Investor Class

Institutional Class

Class A

Class C

Salient Select Income Fund

Investor Class

Institutional Class

Class A

Class C

Class I2

Salient Select Opportunity Fund

Investor Class

Institutional Class

Class A

Class C

Class I2

Salient Tactical Growth Fund

Investor Class

Institutional Class

Class A

Class C

Class I2

Salient Tactical Muni & Credit Fund

Investor Class

Institutional Class

Class A

Class C

Class I2

Salient Tactical Real Estate Fund

Investor Class

Institutional Class

Class A

Class C

Class I2

Exhibit (n)

Salient US Dividend Signal Fund

Investor Class

Institutional Class

Class A

Class C

Class I2